                                                        EXHIBIT 99.1
FORM 3 JOINT FILER INFORMATION
NAME: Fox Interactive Media, Inc.
ADDRESS:  10201 W. Pico Boulevard
        Los Angeles, California 90035

DESIGNATED FILER:   News Corporation
ISSUER AND TICKER SYMBOL: Intermix Media, Inc. (MIX)
DATE OF EVENT
 REQUIRING REGISTRATION:  07/18/2005
                    FOX INTERACTIVE MEDIA, INC.
SIGNATURE: By:        /s/ Lawrence A. Jacobs, Senior Executive Vice President